                                                                     EXHIBIT 4.6


         THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES ISSUABLE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES, UNLESS EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID LAWS ARE AVAILABLE AND SAID OFFER, SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS.

                                 WIRELESS, INC.
                           CONVERTIBLE PROMISSORY NOTE

$1,000,000.00                                                   August 17, 1999

         Wireless, Inc., a California corporation (the "Company"), hereby promises to pay to AMT Capital, Ltd., a Texas limited partnership or its successors and assigns (the "Payee"), the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) on September 1, 2000, together with interest accrued thereon as hereinafter provided.

         This Note is issued by the Company pursuant to the terms and provisions of that certain Note Purchase Agreement dated as of August 17, 1999 by and between the Company and Payee (the "Purchase Agreement"). This Note shall be deemed to be a "Note" as that term is used in the Purchase Agreement. The Company agrees that this Note is entitled to all of the benefits provided in the Purchase Agreement including, without limitation, all representations, warranties and covenants of the Company contained therein and all remedies provided therein. Reference herein to the Purchase Agreement shall not affect or impair the absolute and unconditional obligation of the Company to pay this Note when due. Capitalized terms that are not defined herein shall have such meanings as are assigned to them in the Purchase Agreement.

         The unpaid principal balance of this Note shall bear interest at a rate equal to seventeen percent (17%) per annum. Accrued interest shall be calculated on the basis of a 365-day year. Interest accrued hereon shall be due and payable on the first day of each December, March, June and September, beginning December 1, 1999, until the entire unpaid principal amount of this Note is repaid to Payee.

         Notwithstanding anything in this Note to the contrary, in the event the Company obtains, no later than fourteen (14) days following the date hereof, the final, full, irrevocable and unconditional waiver of all preemptive rights, rights of first refusal, and similar rights regarding the issuance by the Company to Payee of this Note and any and all capital stock upon the conversion of this Note as provided herein (the "Waivers"), then thereafter (i) this Note shall mature on September 1, 2004 instead of on September 1, 2000, and (ii) the unpaid principal balance of this Note shall bear interest at a rate equal to ten percent (10%) per annum.

         From and after the maturity date of this Note, any outstanding principal of and interest on this Note shall bear interest at a rate equal to the maximum rate allowed by applicable law.

Payments under this Note shall be made by wire transfer on the date due to such bank account that Payee shall designate to the Company in writing.

         At any time after October 31, 1999, the Company shall have the right to prepay, upon 30 prior days written notice to Payee, a portion or all of the unpaid principal of and accrued and unpaid interest on this Note. During such 30 day notice period, Payee shall have the right to exchange all or any portion of the principal of and interest on this Note for shares of the Company's capital stock in accordance with the provisions below.

         Upon the occurrence of any default or event of default under the Purchase Agreement, Payee shall have the option of declaring the principal balance hereof and the interest accrued hereon to be immediately due and payable.

         Payee shall have the right to convert all or any portion of the unpaid principal amount of and interest on this Note as follows:

         (a)  CONVERSION PROCEDURES.

                  (i) CONVERSION RIGHT. Subject to and upon compliance with the terms hereof, at any time after the date hereof, the holder of this Note may elect, by giving written notice of such election to the Company, to convert all or any portion of the principal amount of and interest on this Note into shares of fully paid and non-assessable shares of the class of the Company's preferred stock purchased by the investor(s) in the Company's arms' length equity financing, if any, most immediately following the date hereof (such financing being the "Next Financing" and such class of preferred stock being the "Preferred Stock"), which number of shares shall be determined by dividing such amount by the "Preferred Stock Conversion Price" (as determined below) in effect at the time of conversion. The conversion price payable for each share of Preferred Stock into which this Note is convertible shall, subject to further adjustment as provided herein, be equal to the lesser of (i) 125% of the per-share purchase price paid for the Preferred Stock in the Next Financing, or (ii) $3.75 (as applicable, such per share price, as adjusted, the "Preferred Stock Conversion Price").

                  In the event (a) an Organic Change (as defined below) occurs prior to the Next Financing, or (b) the Next Financing does not occur prior to October 31, 1999, then in either event and subject to and upon compliance with the terms hereof the holder of this Note may elect (at any time after receiving notice of the Organic Change in accordance with the terms hereof or at any time after October 31, 1999 if the Next Financing has not then occurred), by giving written notice of such election to the Company, to convert all or any portion of the principal amount of and interest on this Note into shares of fully paid and non-assessable shares of the Company's common stock (the "Common Stock"), which number of shares shall be determined by dividing such amount by the "Common Stock Conversion Price" (as determined below) in effect at the time of conversion. The conversion price payable for each share of Common Stock into which this Note is convertible shall, subject to further adjustment as provided herein, be equal to $1.25 (as adjusted, the "Common Stock Conversion Price," and unless otherwise specifically referenced, the Preferred Stock Conversion Price and the Common Stock Conversion Price are collectively referred to herein as the "Conversion Price").

                  If only a portion of this Note is converted to capital stock, the Company shall return this Note to the Holder with a notation of the remaining outstanding principal of this Note or, at the request of the Holder of this Note, shall issue and deliver to such Holder, a replacement convertible promissory note for the remaining outstanding balance hereof.

                  (ii) PREPAYMENT/CONVERSION RIGHT. In the event the Company notifies the Payee that the Company has elected to exercise its right to prepay this Note as set forth above, the Payee may elect to convert this Note into shares of capital stock pursuant hereto at any time prior to the actual tender of such payment by the Company in accordance with the terms hereof, and the conversion right granted to Payee pursuant hereto shall only terminate upon the actual tender for payment by the Company of the prepayment price of this Note to Payee in accordance with the terms hereof. In the event Payee elects to convert all or a portion of this Note after the Company elects to prepay this Note, but before payment of this Note is tendered in accordance with the terms hereof, the Company's prepayment right with respect to the amount designated to be converted shall terminate immediately upon Payee's notice of its election to convert, and the Note (or appropriate portion thereof) shall be converted into shares of capital stock in accordance with the terms hereof.

                  (iii) DELIVERY OF CERTIFICATES. As soon as possible after conversion has been effected (but in any event within five business days), the Company will deliver to the converting holder a certificate or certificates representing the number of shares of capital stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the converting holder has specified.

                  (iv) FURTHER ASSURANCES. The issuance of certificates for shares of capital stock upon conversion of this Note will be made without charge to the holder of this Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of stock. Upon conversion of this Note, the Company will take all such actions as are necessary in order to ensure that the shares issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                  (v) BOOKS TO BE KEPT OPEN. The Company will not close its books against the transfer of this Note or of capital stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.

                  (vi) FRACTIONAL SHARES. If any fractional interest in a share would be deliverable upon any conversion of this Note, the Company, in lieu of delivering the fractional share therefor, will, pay an amount to the holder thereof equal to such fractional interest multiplied by the applicable Conversion Price as of the date of conversion.

          (b) ADJUSTMENTS TO CONVERSION PRICE AND NUMBER OF SHARES. The Conversion Price and the number of shares into which this
     Note is convertible shall be subject to adjustment as follows:

                  (i)  ISSUANCE OF ADDITIONAL SHARES.

                           (A) If the Company issues or sells shares of
                  Preferred Stock, or in any manner grants any warrants, options or other rights (collectively, "Preferred Options") to purchase shares of Preferred Stock or any other securities convertible into or exchangeable for Preferred Stock ("Preferred Convertible Securities"), which entitles the subscriber, or the holder of such Preferred Option or Preferred Convertible Security, to purchase any share of Preferred Stock at less than the then current Preferred Stock Conversion Price (if then applicable), then the Preferred Stock Conversion Price in effect immediately prior to such action by the Company shall be adjusted by being multiplied by the fraction obtained:

                           by dividing

                           (X), which is the numerator obtained by adding (A) the total number of issued and outstanding shares of Preferred Stock immediately prior to the effectiveness of such action by the Company, plus (B) the number of shares of Preferred Stock that could have been acquired, at the Preferred Stock Conversion Price in effect immediately prior thereto, with the consideration, if any, received or deemed received by the Company in exchange for such action, by

                           (Y), which is the denominator that equals the sum of the actual total number of issued and outstanding shares, plus the number of shares in a Preferred Deemed Issue (defined below), of Preferred Stock immediately after such effectiveness.

                           In case at any time the Company shall grant or issue
                  any Preferred Options or Preferred Convertible Securities, whether or not such Preferred Options or the rights to convert or exchange any such Preferred Convertible Securities are immediately exercisable, and the price per share for which Preferred Stock is issuable upon the exercise of such Preferred Options or upon the conversion or exchange of such Preferred Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue or grant of such Preferred Options and Preferred Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Preferred Options and the conversion or exchange of such Preferred Convertible Securities, including, in the case of any such Preferred Options which relate to Preferred Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Preferred Convertible

                  Securities, by (y) the total maximum number of shares of Preferred Stock issuable upon the exercise of such Preferred Options and upon the conversion or exchange of all such Preferred Convertible Securities) shall be less than the Preferred Stock Conversion Price in effect immediately prior to the time of the granting of such Preferred Options or Preferred Convertible Securities, then the total maximum number of shares of Preferred Stock issuable upon the exercise of such Preferred Options and upon the conversion or exchange of the total maximum amount of such Preferred Convertible Securities (including those issuable upon the exercise of Preferred Options) shall, as of the date of granting of such Preferred Options and Preferred Convertible Securities, be deemed to be outstanding and to have been issued and sold for such price per share (a "Preferred Deemed Issue") and the provisions of this paragraph (i) shall apply accordingly.

                           (B) If the Company issues or sells shares of Common
                  Stock, or in any manner grants any warrants, options or other rights (collectively, "Common Options") to purchase shares of Common Stock or any other securities convertible into or exchangeable for Common Stock ("Common Convertible Securities"), which entitles the subscriber, or the holder of such Common Option or Common Convertible Security, to purchase any share of Common Stock at less than the then current Common Stock Conversion Price (if then applicable), then the Common Stock Conversion Price in effect immediately prior to such action by the Company shall be adjusted by being multiplied by the fraction obtained:

                           by dividing

                           (X), which is the numerator obtained by adding (A) the total number of issued and outstanding shares of Common Stock immediately prior to the effectiveness of such action by the Company, plus (B) the number of shares of Common Stock that could have been acquired, at the Common Stock Conversion Price in effect immediately prior thereto, with the consideration, if any, received or deemed received by the Company in exchange for such action, by

                           (Y), which is the denominator that equals the sum of the actual total number of issued and outstanding shares, plus the number of shares in a Common Deemed Issue (defined below), of Common Stock immediately after such effectiveness.

                           In case at any time the Company shall grant or issue
                  any Common Options or Common Convertible Securities, whether or not such Common Options or the rights to convert or exchange any such Common Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Common Options or upon the conversion or exchange of such Common Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue or grant of such Common Options and Common Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Common Options and the conversion or exchange of such Common Convertible Securities, including, in the case of any such Common Options which relate to Common Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Common Convertible Securities, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Common Options and upon the conversion or exchange of all such Common Convertible Securities) shall be less than the Common Stock Conversion Price in effect immediately prior to the time of the granting of such Common Options or Common Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Common Options and upon the conversion or exchange of the total maximum amount of such Common Convertible Securities (including those issuable upon the exercise of Common Options) shall, as of the date of granting of such Common Options and Common Convertible Securities, be deemed to be outstanding and to have been issued and sold for such price per share (a "Common Deemed Issue") and the provisions of this paragraph (i) shall apply accordingly.

                           Notwithstanding anything in this Note to the
                  contrary, this paragraph (b)(i)(B) shall not be applicable to any of the following:

                           (1)      shares of Common Stock issued upon
                                    conversion of any of the Company's
                                    preferred stock;

                           (2) shares of Common Stock issued to officers, directors, employees and consultants or other service providers of the Company pursuant to a stock grant, stock option plan or purchase plan or other employee stock incentive program or agreement approved by the Company's Board of Directors;

                           (3) shares of capital stock issued or issuable in connection with a bona fide equipment lease or bank financing transaction approved by the Company's Board of Directors, including without limitation shares issued upon the exercise of warrants issued in connection with such transactions; or

                           (4) shares of capital stock issued or issuable in connection with a merger or acquisition transaction.

                  (ii) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Preferred Option or Common Option or the termination of any right to convert or exchange any Preferred Convertible Security or Common Convertible Security without the exercise or conversion of any such option, convertible security or right, the Preferred Conversion Price or Common Conversion Price then in effect and the number of shares into which this Note is then convertible will be adjusted to the Preferred Conversion Price or Common Conversion Price, as applicable, and number of shares which would have been in effect at the time of such expiration or termination had such option or convertible security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (iii) TREASURY SHARES. The number of shares of capital stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of capital stock.

                  (iv) RECORD DATE. If the Company takes a record of the holders of capital stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in capital stock, options or in convertible securities or (B)to subscribe for or purchase capital stock, options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of capital stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (v)  SUBDIVISION OR COMBINATION OF CAPITAL STOCK.

                           If the Company at any time after the date hereof
                  subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Preferred Stock into a greater number of shares, the Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Preferred Stock into which this Note is then convertible shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Preferred Stock into a smaller number of shares, the Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Preferred Stock into which this Note is then convertible shall be proportionately decreased.

                           If the Company at any time after the date hereof
                  subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Common Stock Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock into which this Note is then convertible shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Common Stock Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock into which this Note is then convertible shall be proportionately decreased.

                  (vi) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another person which is effected in such a way that holders of capital stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for capital stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provisions (in form and substance satisfactory to the holder of this Note) to ensure that such holder will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of capital stock that immediately prior thereto are acquirable and receivable upon the conversion of this Note, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had fully converted this Note immediately prior to such Organic Change. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor (if other than the Company) resulting from consolidation or merger or the party purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holder hereof), the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (vii) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this section (b) but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Preferred Stock Conversion Price or Common Stock Conversion Price, as applicable, and the number of shares for which this Note is convertible so as to protect the rights of the holder hereof; provided, that no such adjustment will increase such conversion price as otherwise determined pursuant hereto or decrease the number of shares of capital stock issuable upon conversion hereof.

                  (viii)  NOTICES.

                           (A) Immediately upon any adjustment of the Conversion Price or the number of shares for which this Note is convertible, the Company will give written notice thereof to the holder hereof.

                           (B) The Company will give written notice to the holder hereof at least 10 days prior to the date on which the Company closes its books or declares a record date (1) with respect to any dividend or distribution upon (or any subdivision, combination or other change in the outstanding number of shares of) any class of the Company's capital stock, (2) with respect to any pro rata subscription offer to holders of any class of the Company's capital stock or (3) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (C) The Company also give written notice to the holder hereof at least 30 days prior to the date on which the Next Financing or any Organic Change will take place.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby. It is expressly stipulated and agreed to be the intent of the Company and Payee at all times to comply with applicable state law governing the maximum rate or amount of interest payable on or in connection with this Note (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other documents evidencing, securing or relating to this Note or any part thereof (collectively, the "Note Documents"), or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note (the "Loan"), or if any prepayment by the Company results in the Company having paid any interest in excess of that permitted by law, then it is the Company's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note and the other Note Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to permit the recovery of the fullest amount called for hereunder and thereunder, while complying in all respects with the applicable law and regulations. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note until payment in full so that the rate or amount of interest on account of the Note does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note or in the Note Documents that permits the compounding of interest, including without limitation any provision by which any of the accrued interest is added to the principal amount of this Note, the total amount of interest that the Company is obligated to pay and Payee is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the maximum allowable rate on principal amounts actually advanced to or for the account of the Company.

         The Company and each surety, endorser, guarantor, and other party, if any, now or hereafter liable for payment of any sums of money payable on this Note, jointly and severally, waive presentment and demand for payment, notice of intent to accelerate and notice of acceleration, protest and notice of protest and nonpayment, and diligence in collecting or bringing suit against any party liable hereon, and agree that their liability on this Note shall not be affected by any renewal or extension in time of payment hereof, by any indulgence, or by any release, modification, or substitution of any security for the payment of this Note, and hereby consent to any and all extensions, renewals, replacements, waivers, releases, or exchanges affecting this Note and the taking, release, modification, or substitution of any security, with or without notice and before or after maturity.

         This Note shall be binding upon and inure to the benefit of the Company, its successors and assigns, and shall inure to the benefit of the Payee, its successors and permitted assigns. In the event this Note is placed in the hands of an attorney for collection or suit is filed hereon or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection hereof, the Company hereby agrees to pay to the holder of this Note reasonable attorneys' fees, and shall pay all additional reasonable costs and expenses of collection and enforcement.

         THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS NOTE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the day and year first written above.

                                       WIRELESS, INC.



                                       By:   /s/ William E. Gibson
                                          -----------------------------------
                                          Name:  William E. Gibson
                                               ------------------------------
                                          Title:  President
                                                -----------------------------

                                     WAIVER

     Reference is hereby made to that certain Wireless, Inc. Convertible Promissory Note, dated as of August 17, 1999, in the principal amount of $1,000,000 (the "Note") issued by Wireless, Inc., a California Corporation (the "Company") in favor of AMT Capital, Ltd., a Texas limited partnership ("AMT"). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Note.

     Pursuant to Paragraph (b)(i) of the Note, the Preferred Stock Conversion Price and the Common Stock Conversion Price, are subject to adjustment upon the issuance of Preferred Stock or Common Stock of the Company, or options, warrants or rights to purchase Preferred Stock or Common Stock of the Company, respectively, at a price per share that is less than the then current Preferred Stock Conversion Price or Common Stock Conversion Price, as applicable.

     The Company and certain investors are entering into a Securities Purchase Agreement, pursuant to which the Company is selling up to 3,600,000 shares of its Series E Preferred Stock at a price per share of $2.50 and warrants to purchase up to 360,000 shares of its Common Stock with an exercise price of $0.75 per share (the "Series E Purchase Agreement"), upon the terms and conditions set forth therein.

     The Company has also issued a warrant to purchase 20,000 shares of Series E Preferred Stock to Silicon Valley Bank (the "SVB Warrant") with an exercise price of $2.50 per share. Upon the exercise of the Warrant the bank will also be provided with the opportunity to buy one warrant to purchase Common Stock for every 10 shares of Series E Preferred received by the bank upon the exercise of the SVB Warrant on the same terms and conditions provided for under the Series E Purchase Agreement.

     Having considered the foregoing, AMT hereby agrees to waive the provision of Paragraph (b)(1) with respect to the issuance of securities pursuant to the Securities Purchase Agreement and the SVB Warrant, provided that, at the time of conversion of the Note, AMT is provided with the opportunity to buy one warrant to purchase Common Stock for every 10 shares of Series E Preferred received by AMT upon the conversion, on the same terms and conditions as the Series E purchasers under the Series E Purchase Agreement.

Date: September 30, 1999



                                AMT CAPITAL, LTD.

                                By:  AMT Capital G.P., Inc., its General Partner

                                By:  /s/ Peter N. Walmsley
                                -------------------------------------
                                Peter N. Walmsley
                                Chairman of the BOard